EXHIBIT (a)5

                  Form of Opinion of F. Sheldon Prentice, Esq.

                              January 8, 1996

Chittenden Corporation
Two Burlington Square
Burlington, Vermont 05402

Flagship Bank & Trust Company
306 Main St., P.O. Box 487
Worcester, MA 01613-0487

To Whom It May Concern:

     I am general counsel of Chittenden Corporation, a Vermont corporation (the "Company"), and have represented the Company in connection with a Registration Statement on Form S-4 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 1,386,100 shares of the Common Stock of the Company (the "Shares") to be issued in connection with the Company's acquisition (the "Acquisition") of Flagship Bank & Trust Company of Worcester, Massachusetts pursuant to an Agreement and Plan of Reorganization dated September 19, 1995. In that capacity, I have reviewed the articles of incorporation and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered in connection with the Acquisition and such other matters as I have deemed necessary for the issuance of this opinion.

     Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof in connection with the Acquisition and as contemplated in the Registration Statement, will be, under the general corporation law of the State of Vermont, legally issued, fully paid, and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my and to my opinion in the Registration Statement and the prospectus/proxy statement which is a part thereof.

                                   Very truly yours,

                                   s/F. Sheldon Prentice
                                   ----------------------
                                   F. Sheldon Prentice
                                   Secretary



                                  EXHIBIT (a)8

                       Form of Opinion of Piper & Marbury



                                        January 9, 1996

Chittenden Corporation
Two Burlington Square
Burlington, Vermont 05402-0820

Flagship Bank and Trust Company
306 Main Street, P.O. Box 487
Worcester, Massachusetts 01613-0487

          Re: Agreement and Plan of Reorganization by and among Chittenden Corporation, Chittenden Acquisition Bank and The Bank of Western Massachusetts

Gentlemen:

     We have acted as counsel for Chittenden Corporation, a Vermont corporation ("Purchaser"), in connection with the Agreement and Plan of Reorganization, dated as of September 19, 1995 (the "Plan of Reorganization"), by and among Purchaser, Chittenden Acquisition Bank, a Massachusetts corporation ("Newco"), and Flagship Bank and Trust Company, a Massachusetts bank (the "Company"), providing, among other things, for the merger of the Company with and into Newco (the "Merger"). You have requested our opinion as to the tax-free nature of the transaction. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings assigned to them in the Plan of Reorganization. In connection with the Plan of Reorganization, a registration statement under the Securities Act of 1933 (the "Registration Statement") has been filed with the Securities and Exchange Commission.

     Purchaser, a bank holding company, is the common parent of an affiliated group of corporations filing a consolidated return for federal income tax purposes on a calendar year. Purchaser has authorized 30,000,000 shares of $1.00 par value common stock ("Purchaser Common Stock") and 200,000 shares of $100.00 par value preferred stock. As of the date hereof, there were approximately 8,278,789 shares of Purchaser Common Stock issued and outstanding and no shares of preferred stock outstanding. The Purchaser Common Stock is publicly traded over-the-counter and is listed on the NASDAQ Exchange. As of the date hereof, no shareholders owned more than five percent of the Purchaser Common Stock. Purchaser's principal assets consist of all of the outstanding capital stock of Chittenden Trust Company, a Vermont commercial bank, engaged in the commercial banking business in the state of Vermont and all of the outstanding capital stock of The Bank of Western Massachusetts, a Massachusetts trust company, engaged in the commercial banking business in the state of Massachusetts.

     Newco was organized solely for purposes of effecting the acquisition of the Company. Prior to the Merger, Newco will not have conducted any business activity. Purchaser owns all of the outstanding shares of Newco capital stock.

     The Company, a trust company organized and existing under the Massachusetts law applicable to banking corporations, conducts commercial banking operations in Massachusetts. The Company has authorized capital stock consisting of (i) 5,000,000 shares of Common Stock, par value $2.815 per share, (the "Company Common Stock"), and (ii) 10,000 shares of Preferred Stock, par value $1.00 per share. As of the date hereof, 1,086,600 shares of Company Common Stock were issued and outstanding and owned by approximately 358 shareholders. As of the date hereof, no shares of Preferred Stock were outstanding. As of the date hereof, no persons other than those listed below owned more than five percent of the Company Common Stock.

                    Robert S. Agnello
                    Harold N. Cotton
                    Gene J. DeFeudis
                    Donald J. McGowan
                    Melvin S. Cutler

     The foregoing individuals are hereinafter referred to as "Five Percent Shareholders." The Company Common Stock is not publicly traded.

     The Company has outstanding (i) options to purchase 116,236 shares of Company Common Stock that were granted to employees of the Company at various times and exercise prices (the "Employee Options") and (ii) an option to purchase 359,939 shares of Company Common Stock at a price of $20.00 per share that was granted to Purchaser on September 19, 1995 (the "Lock-up Option"). The Lock-up Option can be exercised by Purchaser only upon the occurrence of certain events relating to the acquisition or proposed acquisition of more than 20% of the Company Common Stock by a person or group other than Purchaser or its affiliates or the proposed acquisition by a person or group other than Purchaser or its affiliates of all or substantially all of the Company's assets through a business combination or otherwise.

     The managements of Purchaser and the Company have determined that the following transactions would produce a resulting bank with increased product capabilities, service and geographic scope of operations, would result in the Company being able to attract commercial banking business that it could not attract on a stand-alone basis and would produce a resulting organization having economies of scale and more favorable access to capital markets:

     (1) Pursuant to an agreement and plan or reorganization, the Company will be merged with and into Newco, with Newco surviving. Pursuant to the agreement, upon the Merger of the Company into Newco, each share of Company Common Stock (excluding shares held by dissenting shareholders, if any) shall be converted into 1.2 shares of Purchaser Common Stock. Company shareholders who do not vote in favor of the Merger and comply with all of the relevant provisions of Sections 86 through 98 of the Massachusetts Business Corporation Act ("Dissenters") will be paid such amounts as are prescribed under the foregoing provisions by the Purchaser. No fractional shares of Purchaser Common Stock shall be issued in the Merger. Any holder of Company Common Stock who would otherwise have been entitled to receive a fractional share shall receive in lieu thereof an amount of cash equal to the product of the fraction he would have received multiplied by the average closing price of Purchaser Common Stock for the 20 consecutive trading days ending on the 5th trading day prior to the last Federal regulatory approval required for the consummation of the Merger.

     (2) Newco, the surviving bank in the Merger, will change its name to the Company and will continue the historic business of the Company under Newco's charter and bylaws.

     (3) At the effective time of the Merger, each outstanding Employee Option will be converted into an option to purchase a number of shares of Purchaser Common Stock equal to the product of the number of shares of Company Common Stock that would have been acquired upon an exercise of the Employee Option immediately before the effective time multiplied by 1.2.

     With respect to the merger of the Company into Newco in exchange for Purchaser Common Stock, we have assumed that:

     (a) The fair market value of the Purchaser Common Stock (including any fractional interest) received by a Company Common Stockholder in exchange for Company Common Stock will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

     (b) There is no plan or intention by the Five Percent Shareholders, and, to the best knowledge of the managements of Purchaser and the Company, there is no plan or intention on the part of the remaining Company shareholders to sell or otherwise dispose of a number of shares of Purchaser Common Stock received in the Merger that would reduce the former Company common stockholders' ownership of Purchaser stock to a number of shares having, in the aggregate, a value, as of the date of the Merger, of less than 50 percent of the fair market value of the Company stock outstanding as of the same date. For purposes of the preceding sentence, all shares of the Company Common Stock exchanged for cash (including the Company Common Stock held by Dissenters and shares exchanged for cash in lieu of fractional shares of Purchaser Common Stock) will be considered outstanding stock of the Company as of the date of the Merger. Moreover, shares of Company Common Stock and shares of Purchaser Common Stock held by the Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purpose of the first sentence of this paragraph.

     (c) Newco will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of the preceding sentence, amounts paid by the Company to shareholders who received cash or other property, amounts paid by the Company to holders of the stock options and warrants, the Company assets used to pay its reorganization expense, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the transfer, will be considered as assets of the Company held immediately prior to the Merger.

     (d) Prior to the Merger, Purchaser will be in control of Newco within the meaning of section 368(c) of the Internal Revenue Code of 1986 (the "Code").

     (e) Following the Merger, Newco will not issue additional shares of its stock that would result in Purchaser losing control of Newco within the meaning of section 368(c) of the Code.

     (f) Purchaser has no plan or intention to redeem or otherwise reacquire any of its stock issued in the transaction.

     (g) Purchaser has no plan or intention to sell or otherwise dispose of the stock of Newco, to liquidate Newco, to merge Newco into another corporation, or to cause Newco to sell or dispose of any of the assets acquired from the Company in the Merger, other than in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

     (h) All liabilities of the Company at the time of the Merger, except for those related to expenses incurred by the Company in connection with the Merger that are assumed by Newco and the liabilities to which the transferred assets of the Company are subject, will have been incurred by the Company in the ordinary course of business.

     (i) Following the Merger, the historic business of the Company will be continued by Newco in a substantially unchanged manner.

     (j) The Company, Purchaser, Newco, and their respective shareholders shall each pay their own expenses, if any, incurred in connection with the transaction.

     (k) There is no intercorporate indebtedness existing between the Company, Purchaser, or Newco that was issued, acquired or will be settled at a discount.

     (l) None of the Company, Purchaser, or Newco, is an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

     (m) The fair market value of the assets of the Company transferred to Newco in the Merger will exceed the sum of the liabilities assumed by Newco in the Merger plus the amount of the Company's liabilities to which the transferred assets are subject.

     (n) Neither Purchaser nor Newco will have owned any shares of Company Common Stock prior to the Merger.

     (o) The payment of cash to the Company shareholders in lieu of fractional shares of Purchaser Common Stock is solely for the purpose of avoiding the expense and inconvenience to Purchaser of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration paid in the Merger to the Company shareholders in lieu of issuing fractional shares of Purchaser Common Stock will not exceed one percent of the total consideration received by the Company shareholders in the Merger. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Purchaser Common Stock.

     (p) No compensation to be paid by Purchaser or Newco to any shareholder-employee of the Company will be separate consideration for or allocable to such shareholder's shares of the Company Common Stock; none of the Purchaser Common Stock to be received by any shareholder-employee is separate consideration for or allocable to any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     Based on the foregoing, we are of the opinion that:

          (1) Provided that the merger of the Company with and into Newco qualifies as a statutory merger under the applicable state law, the acquisition by Newco of substantially all of the assets of the Company in exchange for shares of Purchaser stock, cash, and the assumption by Newco of the liabilities of the Company plus the liabilities to which the Company assets are subject will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.
     The reorganization will not be disqualified because voting stock of Purchaser was used in the Merger. Purchaser, Newco, and the Company will each be "a party to a reorganization" within the meaning of section 368(b).

          (2) No gain or loss will be recognized by the Company on the transfer of substantially all of the assets of the Company pursuant to the Merger in exchange for Purchaser Common Stock and the assumption by Newco of the liabilities to which the transferred assets are subject.

          (3) No gain or loss will be recognized by Purchaser or Newco on the receipt by Newco of substantially all of the assets of the Company in exchange for Purchaser stock, cash, and the assumption by Newco of the liabilities of the Company and the liabilities to which the transferred assets are subject.

          (4) The basis of the Company assets in the hands of Newco will be the same as the basis of those assets in the hands of the Company immediately prior to the transaction.

          (5) The basis of the Newco stock in the hands of Purchaser will be Purchaser's basis in the Newco stock immediately before the Merger, increased by the basis of the Company assets acquired by Newco and decreased by the sum of the amount of liabilities of the Company assumed by Newco plus the amount of liabilities, if any, to which the acquired assets of the Company are subject.

          (6) The holding period of the assets of the Company in the hands of Newco will include, in each instance, the period during which such assets were held by the Company.

          (7) A holder of Company Common Stock who receives solely shares of Purchaser Common Stock in exchange for his Company Common Stock (including fractional shares of Purchaser Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

          (8) A Dissenter who receives solely cash in exchange for his shares of Company Common Stock will recognize gain or loss equal to the difference between the amount of cash received and the adjusted basis of his Company shares. Such gain or loss will be capital gain or loss provided that (i) he holds his Company shares as capital assets and (ii) he is not considered to be the constructive owner of any shares of Purchaser stock held by any other person.

          (9) A holder of Company Common Stock who receives cash in lieu of a fractional share of Purchaser Common Stock will be treated as if he received a fractional share of Purchaser Common Stock pursuant to the Merger and Purchaser then redeemed such fractional share for the cash. Such a holder will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

          (10) The basis of the Purchaser Common Stock received by the Company shareholders (including fractional shares of Purchaser Common Stock deemed issued as described above) will be the same as the basis of the Company Common Stock surrendered in exchange therefor.

          (11) The holding period of the Purchaser Common Stock received by the Company shareholders will include the period during which the Company Common Stock surrendered in exchange therefor was held, provided that the Company Common Stock is held as a capital asset in the hands of the Company shareholders on the date of the exchange.

          (12) Newco will succeed to and take into account, as of the date of the transaction, the items of the Company described in section 381(c) of the Code. These items will be taken into account by Newco subject to the provisions and limitations specified in sections 381, 382(b), 383, and 384 and the regulations thereunder.

          (13) Newco will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of the Company as of the date or dates of transfer in accordance with section 381(c)(2) of the Code and section 1.381(c)(2)1 of the income tax regulations. Any deficit in earnings and profits of the Company or Newco will be used only to offset earnings and profits accumulated after the date or dates of transfer.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of CC Common Stock" in the Prospectus/Proxy Statement included in the Registration Statement.

     This opinion is furnished for your benefit and that of the holders of Company Common Stock and may not be relied upon by any other person without our express written consent. Our opinion is limited to matters expressly set forth herein. No opinion is to be implied or inferred beyond the matters expressly so stated.

                                   Very truly yours,

                                   s/Piper & Marbury L.L.P.
                                   ------------------------
                                   Piper & Marbury L.L.P.


                                  EXHIBIT (a)8

                    Form of Opinion of Bingham, Dana & Gould


                                   January 9, 1996


Flagship Bank and Trust Company
306 Main Street
Worcester, Massachusetts 01613

Chittenden Corporation
Two Burlington Square
Burlington, Vermont 05401

     Re: Agreement and Plan of Reorganization by and among Flagship Bank and Trust Company, Chittenden Corporation, and Chittenden Acquisition Bank

Gentlemen:

     We have acted as special counsel for Flagship Bank and Trust Company, a Massachusetts trust company (the "Company") in connection with the Agreement and Plan of Reorganization, dated as of September 19, 1995 (the "Plan of Reorganization"), entered into by the Company and Chittenden Corporation, a Vermont Corporation ("Purchaser"), and to be joined in as of the same date by Chittenden Acquisition Bank ("Newco"), a Massachusetts trust company to be formed as a wholly owned subsidiary of Purchaser. The Plan of Reorganization includes the related Plan of Merger entered into by the Company and Purchaser, dated as of September 19, 1995, and to be joined in by Newco as of the same date, providing among other things for the merger of the Company with and into Newco (the "Merger"). In connection with the foregoing, a combined Purchaser registration statement and Company proxy statement (the "Proxy Statement and Prospectus") is being filed with the Securities and Exchange Commission, dated January 9, 1996.

     You have requested our opinion as to the tax-free nature of the Merger under applicable provisions of the federal Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this opinion letter, each capitalized term used herein without express definition or definition by reference herein, shall have the same meaning as is assigned to such capitalized term in the Plan of Reorganization.

Management of Purchaser advise us as follows:

     Purchaser, a bank holding company, is the common parent of an affiliated group of corporations filing a consolidated return for federal income tax purposes on a calendar year. Purchaser has authorized 30,000,000 shares of $1.00 par value common stock ("Purchaser Common Stock") and 200,000 shares of $100.00 par value preferred stock. As of the date hereof, there were approximately 8,278,789 shares of Purchaser Common Stock issued and outstanding and no shares of preferred stock outstanding. The Purchaser Common Stock is publicly traded over-the-counter and is listed on the NASDAQ Exchange. As of the date hereof, no shareholder owned more than five percent of the Purchaser Common Stock. Purchaser's principal assets consist of all of the outstanding capital stock of Chittenden Trust Company, a Vermont commercial bank engaged in the commercial banking business in the state of Vermont, and all of the outstanding capital stock of The Bank of Western Massachusetts, a Massachusetts trust company engaged in the commercial banking business in the commonwealth of Massachusetts.

     Newco is to be organized as a subsidiary of Purchaser, solely to enable Purchaser to acquire the Company by means of the Merger. Purchaser will own and continue to own all of the outstanding shares of Newco capital stock. Prior to the Merger, Newco will not have conducted any business activity.

Management of the Company advise us as follows:

     The Company, a trust company organized and existing under the Massachusetts law applicable to banking corporations, conducts commercial banking operations in Massachusetts. The Company has authorized capital stock consisting of (i) 5,000,000 shares of Common Stock, par value $2.815 per share, (the "Company Common Stock") and (ii) 10,000 shares of Preferred Stock, par value $1.00 per share. As of the date hereof, 1,085,600 shares of Company Common Stock are issued and outstanding and owned by approximately 358 shareholders. As of the date hereof, no shares of Preferred Stock are outstanding. As of the date hereof, no persons other than those listed below own more than five percent of the Company Common Stock. The individuals so listed are hereinafter referred to as "Five Percent Shareholders".

               Robert S. Agnello
               Harold N. Cotton
               Gene J. DeFeudis
               Donald J. McGowan
               Melvin S. Cutler

     The Company has outstanding (i) options to purchase 116,236 shares of Company Common Stock that were granted to employees of the Company at various times and exercise prices (the "Employee Options" and (ii) an option to purchase 359,939 shares of Company Common Stock at a price of $20.00 per share that was granted to Purchaser on September 19, 1995 (the "Lock-up Option"). The Lock-up Option can be exercised by the Purchaser only upon the occurrence of certain events relating to the acquisition or proposed acquisition of more than 20% of the Company Common Stock by a person or group other than the Purchaser or its affiliates or the proposed acquisition by a person or group other than the Purchaser or its affiliates of all or substantially all of the Company's assets through a business combination or otherwise.

Managements of Purchaser and the Company, respectively, advise us as follows:

     The managements of Purchaser and the Company have determined that the following transactions would produce a resulting bank with increased product capabilities, service and geographic scope of operations, would result in the Company being able to attract commercial banking business that it could not attract on a stand-alone basis and would produce a resulting organization having economies of scale and more favorable access to capital markets:

     (1) Pursuant to an agreement and plan of reorganization, the Company will be merged with and into Newco, with Newco surviving. Pursuant to the Plan of Reorganization and the Plan of Merger, upon the Merger of the Company into Newco, each share of Company Common Stock (excluding shares held by dissenting shareholders, if any) shall be converted into 1.2 shares of Purchaser Common Stock. Company shareholders who do not vote in favor of the Merger and do comply with all of the relevant provisions of Sections 86 through 98 of the Massachusetts Business Corporation Act ("Dissenters") will be paid such amounts as are prescribed under the foregoing provisions by the Purchaser. No fractional shares of Purchaser Common Stock shall be issued in the Merger. Any holder of Company Common Stock who would otherwise have been entitled to receive a fractional share shall receive in lieu thereof an amount of cash equal to the product of such holder's fractional interest multiplied by the average closing price of such holder's Purchaser Common Stock on the NASDAQ NMS for the 20 consecutive trading days ending on the 5th trading day prior to the last Federal regulatory approval required for the consummation of the Merger.

     (2) Newco, the surviving bank in the merger, will change its name to "Flagship Bank and Trust Company" and will continue the historic business of the Company under Newco's charter and bylaws.

     (3) At the effective time of the Merger, each outstanding Employee Option will be converted into an option to purchase a number of shares of Purchaser Common Stock equal to the product of the number of shares of Company Common Stock that would have been acquired upon an exercise of the Employee Option immediately before the effective time multiplied by 1.2.

     With respect to the merger of the Company into Newco in exchange for Purchaser common stock, we have assumed that:

     (a) The number of shares of Purchaser Common Stock received by each Company shareholder in exchange for his or her Company Common Stock was determined in arms-length negotiations between Purchaser, and Newco and the Company.

     (b) There is no plan or intention by the Five Percent Shareholders, and, to the best knowledge of the managements of Purchaser and the Company, there is no plan or intention on the part of the remaining Company shareholders to sell or otherwise dispose of a number of shares of Purchaser Common Stock received in the Merger that would reduce the former Company common stockholders' ownership of Purchaser stock to a number of shares having, in the aggregate, a value, as of the date of the Merger, of less than 50 percent of the fair market value of the Company stock outstanding as of the same date. For purposes of the preceding sentence, all shares of the Company Common Stock exchanged for cash (including the Company Common Stock held by Dissenters and shares exchanged for cash in lieu of fractional shares of Purchaser Common Stock) will be considered outstanding stock of the Company as of the date of the Merger. Moreover, shares of Company Common Stock and shares of Purchaser Common Stock held by the Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger are taken into account for purpose of the first sentence of this paragraph.

     (c) Newco will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of the preceding sentence, amounts paid by the Company to shareholders who received cash, amounts paid by the Company to holders of the stock options and warrants, the Company assets used to pay its reorganization expense, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the transfer, will be considered as assets of the Company held immediately prior to the Merger.

     (d) Prior to the Merger, Purchaser will be in control of Newco within the meaning of section 368(c) of the Internal Revenue Code of 1986 (the "Code").

     (e) Following the Merger, Newco will not issue additional shares of its stock that would result in Purchaser losing control of Newco within the meaning of section 368(c) of the Code.

     (f) Purchaser has no plan or intention to redeem or otherwise reacquire any of its stock issued in the transaction.

     (g) Purchaser has no plan or intention to sell or otherwise dispose of the stock of Newco, to liquidate Newco, to merge Newco into another corporation, or to cause Newco to sell or dispose of any of the assets acquired from the Company in the Merger, other than in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code.

     (h) All liabilities of the Company at the time of the merger, except for those related to expenses incurred by the Company in connection with the Merger, will have been incurred by the Company in the ordinary course of business or will be associated with the assets transferred to Newco in the Merger.

     (i) Following the Merger, the historic business of the Company will be continued by Newco in a substantially unchanged manner.

     (j) The Company, Purchaser, Newco, and their respective shareholders shall each pay their own expenses, if any, incurred in connection with the transaction.

     (k) There is no intercorporate indebtedness existing between the Company, Purchaser, or Newco that was issued, acquired or will be settled at a discount.

     (l) None of the Company, Purchaser, or Newco, is an investment company as defined in sections 368(a)(2)(F)(iii) and (iv) of the Code.

     (m) The fair market value of the assets of the Company transferred to Newco in the Merger will exceed the sum of the liabilities assumed by Newco in the Merger plus the amount of the Company's liabilities to which the transferred assets are subject.

     (n) Neither Purchaser nor Newco will have owned any shares of the Company Common Stock prior to the Merger.

     (o) The payment of cash to the Company shareholders in lieu of fractional shares of Purchaser stock is solely for the purpose of avoiding the expense and inconvenience to Purchaser of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration paid in the Merger to the Company shareholders in lieu of issuing fractional shares of Purchaser stock will not exceed one percent of the total consideration received by the Company shareholders in the Merger. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of Purchaser stock.

     (p) No compensation to be paid by Purchaser or Newco, to any shareholder-employee of the Company will be separate consideration for or allocable to such shareholder's shares of the Company stock; none of the Purchaser Common Stock to be received by any shareholder-employee is separate consideration for or allocable to any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services."

Based on the foregoing, we are of the opinion that:

     (1) Provided that the merger of the Company with and into Newco qualifies as a statutory merger under the applicable state law, the acquisition by Newco of substantially all of the assets of the Company in exchange for shares of Purchaser stock, cash, and the assumption by Newco of the liabilities of the Company plus the liabilities to which the Company assets are subject will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. The Reorganization will not be disqualified because voting stock of Purchaser was used in the merger. Purchaser, Newco, and the Company will each be "a party to a reorganization" within the meaning of section 368(b).

     (2) No gain or loss will be recognized by the Company on the transfer of substantially all of the assets of the Company pursuant to the Merger in exchange for Purchaser Common Stock and the assumption by Newco of the liabilities of the Company and the liabilities to which the transferred assets are subject.

     (3) No gain or loss will be recognized by Purchaser or Newco on the receipt by Newco of substantially all of the assets of the Company in exchange for Purchaser stock, cash, and the assumption by Newco of the liabilities of the Company and the liabilities to which the transferred assets are subject.

     (4) The basis of the Company assets in the hands of Newco will be the same as the basis of those assets in the hands of the Company immediately prior to the transaction.

     (5) The basis of the Newco stock in the hands of Purchaser will be Purchaser's basis in the Newco stock immediately before the Merger, increased by the basis of the Company assets acquired by Newco and decreased by the sum of the amount of liabilities of the Company assumed by Newco plus the amount of liabilities, if any, to which the acquired assets of the Company are subject.

     (6) The holding period of the assets of the Company in the hands of Newco will include, in each instance, the period during which such assets were held by the Company.

     (7) A holder of Company Common Stock who receives solely shares of Purchaser Common Stock in exchange for his Company Common Stock (including fractional shares of Purchaser Common Stock deemed issued as described below) will not recognize any gain or loss upon the exchange.

     (8) A Dissenter who receives solely cash in exchange for his shares of Company Common Stock will recognize gain or loss equal to the difference between the amount of cash received and the adjusted basis of his Company shares. Such gain or loss will be capital gain or loss provided that (i) he holds his Company shares as capital assets and (ii) he is not considered to be the constructive owner of any shares of Purchaser stock held by any other person.

     (9) A holder of Company Common Stock who receives cash in lieu of a fractional share of Purchaser Common Stock will be treated as if he received a fractional share of Purchaser Common Stock pursuant to the Merger and Purchaser then redeemed such fractional share for the cash. Such a holder will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share.

     (10) The basis of the Purchaser Common Stock received by the Company shareholders who receive solely Purchaser Common Stock (including fractional shares of Purchaser Common Stock deemed issued as described above) will be the same as the basis of the Company Common Stock surrendered in exchange therefor.

     (11) The holding period of the Purchaser Common Stock received by a Company shareholder will include the period during which the Company stock surrendered in exchange therefor was held, provided that the Company stock is held as a capital asset in the hands of the Company shareholder on the date of the exchange.

     (12) Newco will succeed to and take into account, as of the date of the transaction, the items of the company described in section 381(c) of the Code. These items will be taken into account by Newco subject to the provisions and limitations specified in sections 381, 382(b), 383, and 384 and the regulations thereunder.

     (13) Newco will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of the Company as of the date or dates of transfer in accordance with section 381(c)(2) of the Code and section 1.381(c)(2)-1 of the income tax regulations. Any deficit in earnings and profits of the Company or Newco will be used only to offset earnings and profits accumulated after the date or dates of transfer."

     This opinion is furnished for your benefit and that of the holders of Company Common Stock and may not be relied upon by any other person without our express written consent. Our opinion is limited to matters expressly set forth herein. No opinion is to be implied or inferred beyond the matters expressly so stated.

     We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement and Prospectus dated January 9, 1996.

                         Very truly yours,

                         s/Bingham, Dana & Gould
                         -----------------------
                         Bingham, Dana & Gould


                                   EXHIBIT (c)


           Form of Opinion of Alex Sheshunoff & Co. Investment Banking



                              (January 3, 1996)

Board of Directors
Flagship Bank & Trust Company
306 Main St., P.O. Box 487
Worcester, MA 01608

Members of the Board:

You have requested our opinion, as an independent financial analyst to the common shareholders of Flagship Bank and Trust Company, Worcester, Massachusetts ("Company"), as to the fairness, from a financial point of view to the common shareholders of Company, of the terms of the proposed merger of Company with and into Chittenden Corporation, Burlington, Vermont ("Purchaser"). Pursuant to the terms of the Agreement and Plan of Reorganization, each share of Company Common Stock issued and outstanding immediately prior to the merger shall be converted into 1.2 shares of fully paid and nonassessable Common Stock of the Purchaser. Each Company Stock Option which shall be outstanding at the Effective Time of the Merger shall thereafter be exercisable solely to purchase a number of shares of Purchaser Common Stock equal to the product of the number of Company shares represented by the Company Stock Options multiplied by 1.2.

As part of its banking analysis business, Alex Sheshunoff & Co. Investment Banking is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. Prior to being retained for this assignment, Alex Sheshunoff & Co. Investment Banking has provided professional services and products to Company and Purchaser. The revenues derived from such services and products are insignificant when compared to the firm's total gross revenues.

In connection with this assignment, we reviewed (i) the Agreement and Plan of Reorganization between Purchaser and Company, (ii) the internal auditor's reports to the Boards of Directors of each organization; (iii) the September 30, 1995 balance sheet and income statement for each organization and the audited December 31, 1994 balance sheet and income statement for each organization; (iv) the Rate Sensitivity Analysis reports for each organization; (v) each organization's listing of marketable securities showing rate, maturity and market value as compared to book value; (vi) each organization's internal loan classification list; (vii) a listing of other real estate owned for each organization; (viii) the budget and long range operating plan of each organization; (ix) a listing of unfunded letters of credit and any other off-balance sheet risks for each organization; (x) the Minutes of the Board of Directors meetings of each organization; (xi) the Board report for each organization; (xii) the listing and description of significant real properties for each organization; (xiii) material leases on real and personal property;
(xiv) the directors and officers liability and blanket bond insurance policies for each organization; and (xv) market conditions and current trading levels of outstanding equity securities of both organizations.

We have also had discussions with the management of Company and Purchaser regarding their respective financial results and have analyzed the most current financial data available on Company and Purchaser. We also considered such other information, financial studies, analyses and investigations, and economic and market criteria which we deemed relevant. We have met with the management of Company and Purchaser to discuss the foregoing information with them.

We have considered certain financial data of Company and Purchaser, and have compared that data with similar data for other banks and bank holding companies which have recently merged or been acquired; furthermore, we have considered the financial terms of these business combinations involving said banks and bank holding companies.

We have not independently verified any of the information reviewed by us and have relied on its being complete and accurate in all material respects. In addition, we have not made an independent evaluation of the assets of Company or Purchaser.

In reaching our opinion we took into consideration the financial benefits of the proposed transaction to all Company shareholders. Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us by Company and Purchaser, it is our opinion, as of January 3, 1996, that the proposed transaction is fair and equitable to all Company shareholders from a financial point of view.

Our opinion is directed to the Board of Directors of Company and does not constitute an endorsement of the merger or a recommendation to any stockholder of Company as to how such stockholder should vote.

We hereby consent to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

Respectfully submitted,

ALEX SHESHUNOFF & CO.
INVESTMENT BANKING
AUSTIN, TEXAS

  By: s/Wade Schuessler
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     Wade Schuessler
     Vice President






               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


In connection with the proposed merger of Flagship Bank and Trust Company, Worcester, Massachusetts with and into Chittenden Corporation, Burlington, Vermont, the undersigned, acting as an independent financial analyst to the common shareholders of Flagship Bank and Trust Company, hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.


                                   January 3, 1996

                                   ALEX SHESHUNOFF & CO.
                                   INVESTMENT BANKING
                                   AUSTIN, TEXAS

                                   By:  s/Wade Schuessler
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                                        Wade Schuessler
                                        Vice President